DREYFUS ALPHA GROWTH FUND

(A Series of Dreyfus Manager Funds I)

Dear Shareholder: November 16, 2011

As President of Dreyfus Alpha Growth Fund (the "Fund"), I am writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders of the Fund and to notify you that the Meeting has been adjourned to December 9, 2011. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. I urge you to vote as soon as possible. **Although the response thus far has been very favorable, not enough votes have been cast to meet the necessary requirements.**

Please Vote Today!

After careful review, the Fund's Board recommends that shareholders vote "FOR" the proposal to approve an Agreement and Plan of Reorganization as detailed in your Prospectus/Proxy Statement. A copy of the Prospectus/Proxy Statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical, so please vote immediately. With the adjournment of the meeting to December 9th, you still have time to cast your vote. You and all other Fund shareholders will benefit from your cooperation.

1-800-431-9629

Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the Fund's **December 9, 2011 Special Meeting of Shareholders.**

Voting takes only a few minutes. Thank you for your participation in this important matter.

Dreyfus Alpha Growth Fund has made it very easy for you to vote. *Choose one of the following methods:*

- **Speak to** a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)
- **Log on** to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.
- **Call** the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.
- **Mail** in your signed proxy card in the envelope provided.

Thank you,

Bradley J. Skapyak
President

DREYFUS RESEARCH CORE FUND

(A Series of Dreyfus Manager Funds I)

Dear Shareholder:

November 16, 2011

As President of Dreyfus Research Core Fund (the "Fund"), I am are writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders of the Fund and to notify you that the Meeting has been adjourned to December 9, 2011. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. I urge you to vote as soon as possible. **Although the response thus far has been very favorable, not enough votes have been cast to meet the necessary requirements.**

Please Vote Today!

After careful review, the Fund's Board recommends that shareholders vote "FOR" the proposal to approve an Agreement and Plan of Reorganization as detailed in your Prospectus/Proxy Statement. A copy of the Prospectus/Proxy Statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical, so please vote immediately. With the adjournment of the meeting to December 9th, you still have time to cast your vote. You and all other Fund shareholders will benefit from your cooperation.

1-800-431-9629

Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the Fund's **December 9, 2011 Special Meeting of Shareholders.**

Voting takes only a few minutes. Thank you for your participation in this important matter.

Dreyfus Research Core Fund has made it very easy for you to vote. *Choose one of the following methods:*

- **Speak to** a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)
- **Log on** to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.
- **Call** the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.
- **Mail** in your signed proxy card in the envelope provided.

Thank you,

Bradley J. Skapyak
President